UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

GUITAR CENTER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5795 Lindero Canyon Road
Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

General Note:                    All information provided in this Current Report on Form 8-K, whether set forth under the caption of Item 7.01 or incorporated therein from the exhibits filed herewith as Exhibit 99.1 or 99.2, is intended to be “furnished” and not “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in accordance with the instructions for Form 8-K and the applicable provisions of Regulation FD.  Accordingly, the reporting person, Guitar Center, Inc. (the “Company”), hereby expressly intends that no contents of this report will be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section unless subsequent to the date of this report it incorporates the contents of this report into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act by an express reference identifying this particular report but not in any event by a generalized incorporation by reference which does not specifically identify this report.  As also provided for in the instructions to Form 8-K, the Company expressly disclaims any admission that the information furnished herein, or any particular part of such information, is material.

ITEM 7.01 REGULATION FD DISCLOSURE

Management Discussion of Business Outlook for 2005

On May 12, 2005, after the closing of the stock market, senior management of our Company will discuss their updated outlook for 2005 in an audio Webcast with interested investors, research analysts and members of the media.  As previously announced by press release on May 10, 2005, the Webcast will be held at 5:00 p.m., Eastern Time, on May 12, 2005.  To access the audio Webcast, visit the Company’s website at www.guitarcenter.com or visit the Webcast link at www.fulldisclosure.com.

The principal purpose of the Webcast will be to provide an update to management’s views as to its operating plan for 2005.  A summary of the operating plan which will be discussed on the Webcast is attached as Exhibit 99.1 and incorporated by reference herein.  The contents of that exhibit and the comments made by management on the Webcast constitute forward-looking statements and were and are made in express reliance on the safe harbor provisions contained in Section 21E of the Exchange Act and Section 27A of the Securities Act.  Such statements include, without limitation, statements relating to results deemed to be achievable by management in 2005, as well as with respect to trends in comparable sales performance, gross margin, average order size, investments to be made with respect to technology, fulfillment and logistics, anticipated promotional activity, selling, general and administrative costs, prevailing interest rates and other factors affecting future sales, earnings and capital requirements.  Sales and earnings trends are also affected by many other factors, including, among others, world and national political events, including the existence of armed conflict involving the U.S., the effectiveness of our promotion and merchandising strategies, and competitive factors applicable to our retail and direct response markets.  Statements regarding new store openings are based largely on our current expectations and are necessarily subject to associated business risks related to, among other things, the identification of suitable store sites, the timely construction, staffing and merchandising of those stores and other matters, some of which are outside of our control.  In addition, these statements are also based on the historical results of Music & Arts Center provided to us and extensive assumptions regarding the future performance of that business, the costs or savings of combining the acquired business with our existing business, and the accounting treatment of the transactions, each of which could be materially different than that which we have assumed.

The statements furnished in this report and on the Webcast must be viewed in context and in light of the risks described above and under the caption “Risk Factors” below.  In light of these risks, there can be no assurance that the forward-looking statements furnished in this report or on the Webcast will in fact be realized.  The statements made by our management and furnished in this report and on the Webcast speak as of the date of this report only, and it should not be assumed that the statements made herein or therein remain accurate as of any future date.  GUITAR CENTER DOES NOT PRESENTLY INTEND TO UPDATE THESE STATEMENTS PRIOR TO OUR NEXT QUARTERLY EARNINGS RELEASE AND UNDERTAKES NO DUTY TO ANY PERSON TO EFFECT ANY SUCH UPDATE UNDER ANY CIRCUMSTANCES.

Risk Factors

                In evaluating the information furnished in this report or in the Webcast, investors should also carefully consider the following risk factors.  There may be additional risks that we do not presently know of or that we currently consider immaterial.  All of these risks could adversely affect our business, results of operations, liquidity and financial position.  A shortfall in comparative sales growth in any period will likely cause a shortfall in earnings, and result in financial performance below that for which we have planned or the investment community expects.

Our actual operating results may differ significantly from our projections.

                The projected operating and financial information furnished with this report or discussed on our Webcast represents our management’s estimates as of the date of this report.  The projections, which are forward looking statements, were prepared by our management and are qualified by, and subject to, the assumptions and the other information contained in this report or discussed on the Webcast.  The projections were not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission, the American Institute of Certified Public Accountants, any regulatory or professional agency or body, or generally accepted accounting principles.  In addition, neither our independent public accountants nor any other independent expert or outside party has compiled or examined the projections and, accordingly, no such person has expressed any opinion or any other form of assurance with respect thereto.  Without limiting the generality of the immediately preceding sentence, our outside auditors expressly disclaim any association with the information furnished with this report or on the Webcast.

                The projections are based upon a number of assumptions and estimates that, while presented with numerical specificity are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change.  We have stated possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of the suggested ranges.  The principal reason that we release this data is to provide a basis for our management to discuss our business outlook with analysts and investors.  We do not accept any responsibility for any projections or reports published by any such persons.

                Projections are necessarily speculative in nature, and it can be expected that some or all of the assumptions of the projections being furnished by us will not materialize or will vary significantly from actual results.  Accordingly, the projections are only an estimate of what management believes is realizable as of the date of this report.  Actual results will vary from the projections and the variations may be material.  Investors should also recognize that the reliability of any forecasted financial data diminishes the farther in the future that the data is projected.  IN LIGHT OF THE FOREGOING, INVESTORS ARE URGED TO PUT THE PROJECTIONS IN CONTEXT AND NOT TO PLACE UNDUE RELIANCE ON THEM.

                Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in this report could result in the actual operating results being different than the projections, and such differences may be adverse and material.

We may be unable to meet our Guitar Center retail store growth strategy, which could adversely affect our results of operations.

                Our retail store growth strategy includes opening new stores in new and existing markets and increasing sales at existing locations.  We currently operate 146 Guitar Center stores.  We opened a total of 14 Guitar Center stores in 2004, have opened a total of 10 Guitar Center Stores to date in 2005, and currently expect to open a total of approximately 22 to 26 additional Guitar Center stores in 2005. This includes 8 to 10 large format stores and 14 to 16 small format stores. Our planned store opening schedule may be affected by any acquisitions we may transact during a given period. If we complete any such transactions, our planned organic store openings may be reduced.

                The success of our retail store expansion plans depend on many factors, including:

•       identification of suitable retail sites and appropriate acquisition candidates;

•       negotiation of acceptable lease terms;

•       hiring, training and retention of skilled personnel;

•       availability of adequate capital;

•       sufficient management and financial resources to support the new locations; and

•       vendor support.

                A number of these factors are, to a significant extent, beyond our control.  As a result, we do not know whether we will be able to continue to open and/or acquire additional Guitar Center stores at the rates currently anticipated.  If we are unable to achieve our retail store expansion goals, or the new stores under perform our expectations, our results of operations could be adversely affected.

We face unique competitive and merchandising challenges in connection with our plans to open additional Guitar Center retail stores in new markets.

                As part of our retail growth strategy, we plan to open and/or acquire additional Guitar Center stores in new markets, which could include international markets. This expansion into new markets will present unique competitive and merchandising challenges, including:

•       significant start-up costs, including promotion and advertising;

•       higher advertising and other administrative costs as a percentage of sales than is experienced in mature markets that are served by multiple stores, particularly in large urban markets where radio and other media costs are high;

•       management of stores in distant locations or foreign countries;

•       availability of desirable product lines; and

•       our expansion may involve acquisitions, including acquisitions in business segments in which we have limited or no experience.

                Any of these factors may lead to a shortfall in revenues or an increase in costs with respect to the operation of these stores.  If we are not able to operate these stores profitably, our results of operations would be adversely affected.

Our Guitar Center retail store expansion strategy, including our strategy of clustering retail stores, may adversely impact our comparable store sales.

                Historically, we have achieved significant sales growth in existing Guitar Center stores.  Our quarterly comparable stores sales results have fluctuated significantly in the past.  Sales growth for comparable periods, excluding net sales attributable to stores not open for 14 months, was as follows for our Guitar Center retail stores:

	2005	2004	2003
Quarter 1	5%	11%	4%
Quarter 2	—%	8%	5%
Quarter 3	—%	9%	7%
Quarter 4	—%	10%	10%

Full Year	—%	10%	7%

                We do not know whether our new stores will achieve sales or profitability levels similar to our existing stores.  Our expansion strategy includes clustering stores in existing markets.  Clustering has in the past and may in the future result in the transfer of sales to the new store and a reduction in the profitability of an existing store.  In addition, a variety of factors affect our comparable store sales results, including:

•       competition;

•       economic conditions, including in particular, discretionary consumer spending;

•       consumer and music trends;

•       changes in our merchandise mix;

•       product distribution; and

•       timing and effectiveness of our promotional events.

                A shortfall in comparative sales growth in any period will likely cause a shortfall in earnings, and result in financial performance below that for which we have planned or the investment community expects.

Our growth plans depend on our completion of acquisitions, and these transactions involve special risks.

                We believe that our expansion may be accelerated by the acquisition of existing music product retailers. For example, on February 8, 2005, we entered into a definitive agreement to acquire privately held Music & Arts Center, a Maryland-based musical instruments retailer, which primarily addresses the beginning musician, with an emphasis on rentals, music lessons, and band and orchestra instrument sales. Music & Arts operates 62 retail locations primarily located in the Northeast, Mid-Atlantic and Southern regions of the U.S.  We completed the acquisition on April 15, 2005 for a purchase price of $90 million, plus the assumption of debt and certain other deferred obligations.  The acquisition did not have any impact on our first quarter financial results and was funded from cash on hand and drawings under our line of credit. We intend to combine our American Music business and Music & Arts, with the combined business operating under the Music & Arts name.  Acquisitions such as the Music & Arts transaction involve a number of special risks, including:

•       diversion of our management’s attention;

•       integration of the acquired business with our business; and

•       unanticipated legal liabilities and other circumstances or events.

                Any failure to successfully complete the integration of the Music & Arts business with our American Music business could adversely affect our business, results of operations, liquidity and financial position. Further, we expect to incur significant costs and expenses in the initial integration of these two businesses.

                In addition, we regularly investigate acquisition opportunities complementary to our Guitar Center, Musician’s Friend and Music & Arts businesses. Accordingly, in the ordinary course of our business, we regularly consider, evaluate and enter into negotiations related to potential acquisition opportunities. We may pay for these acquisitions in cash or securities, including equity securities, or a combination of both. We cannot assure you that attractive acquisition targets will be available at reasonable prices or that we will be successful in any such transaction.

We depend on a relatively small number of manufacturers, suppliers and common carriers who may not be able or desire to supply our requirements.

                Brand recognition is of significant importance in the retail music products business. As a result, we depend on a relatively small number of manufacturers and suppliers for both our existing retail stores and the direct response unit as well as our expansion goals for each of these units. We do not have any long-term contracts with our suppliers, and any failure to maintain our relationships with our key brand name vendors would have a material adverse effect on our business. A number of the manufacturers of the products we sell are limited in size and manufacturing capacity and have significant capital or other constraints. These manufacturers may not be able or willing to meet our increasing requirements for inventory, and we cannot assure you that sufficient quantities or the appropriate mix of products will be available in the future to supply our existing stores and expansion plans. These capacity constraints could lead to extended lead times and shortages of desirable products. The risk is especially prevalent in new markets where our vendors have existing agreements with other dealers and thereby may be unwilling or unable for contractual or other reasons to meet our requirements. The efficient operation of our distribution center for the Guitar Center stores is also highly dependent upon compliance by our vendors with precise requirements as to the timing, format and composition of shipments, which in many instances requires changes and upgrades to the operational procedures and logistics and supply chain management capabilities of vendors, all of which are outside of our control. Additionally, many of our vendors receive product from overseas and depend on an extensive supply chain including common carriers and port access to transport merchandise into the country. Foreign manufacturing is subject to a number of risks, including political and economic disruptions, the imposition of tariffs, quotas and other import or export controls, and changes in governmental policies. We rely on common carriers to transport product from our vendors to our central distribution center in Indiana, and from the distribution facility to our Guitar Center stores. Similarly, Musician’s Friend relies on common carriers to transport product to its fulfillment center in Kansas City, Missouri and onward to consumers. Any disruption in the services of common carriers due to employee strikes or other unforeseen events could impact our ability to maintain sufficient quantities of inventory in our retail locations or to fulfill orders by direct response customers.

We face products liability risk.

                Products that we develop or sell may expose us to liability from claims by users of such products for damages including, but not limited to, bodily injury or property damage. This risk is expected to increase as we use the capabilities of our Guitar Center and Musician’s Friend distribution centers to increase the private label and other proprietary product that we offer. Much of this product is manufactured by small companies located overseas. We currently maintain products liability insurance coverage in amounts that we believe are adequate. However, there can be no assurance that we will be able to maintain such coverage or obtain additional coverage on acceptable terms in the future, or that such insurance will provide adequate coverage against all potential claims.

We face significant competition, and our efforts to increase our market share may be inhibited by existing or new competitors also trying to execute national expansion strategies.

                The retail music products industry is fragmented and highly competitive. We compete with many different types of music product retailers, including conventional retailers, as well as other catalog and e-commerce retailers, who sell many or most of the items we sell. We believe that large format music product retailers such as our company will seek to expand in part through the acquisition of small, independently owned stores or franchises, and we anticipate increased competition in our existing markets and planned new markets from these consolidating retailers. These retailers may identify target companies or execute their acquisition strategies more effectively than our company.  In addition, these retailers may have greater financial resources or other competitive advantages as compared to our company. Our expansion to new markets will be inhibited by these and other established competitors. In addition, one or more of our competitors may adopt a new, innovative store format or retail selling method. If we are not able to compete effectively, we may fail to achieve market position gains or may lose market share.

                Several large mass merchants, including Wal-Mart and Costco, have begun to sell musical instruments in categories that we compete in, including entry-level guitars, electronic keyboards and band instruments, and thus could represent a significant source of future competition for our retail and direct response businesses, particularly if these retailers expand their product lines beyond entry-level merchandise.

We must grow our Music & Arts business in order to reach profitability and earn an acceptable return on our investment.

                In April 2001, we completed our acquisition of American Music Group, a New York-based retailer of band instruments. We had not previously participated in the band instruments segment of the music products business and had no prior experience in this distribution channel. The American Music division incurred significant operating losses in 2003 and 2004. In April 2005, we completed our acquisition of Music & Arts.  Thus, we face the normal challenges of any acquisition, such as integration of personnel and systems as well as the need to learn, understand and further develop this business. During 2005, we will face further significant challenges as we attempt to combine the Music & Arts business with our existing American Music business. Failure to execute on the requirements and initiatives described above could result in a poor or no return on our investments in American Music and Music & Arts, constitute a distraction of the efforts of our management team from the core Guitar Center and Musician’s Friend brands and potentially require us to recognize an impairment in the significant amount of goodwill recorded in the acquisitions of American Music, M&M Music and Karnes Music, which totaled $21.1 million at March 31, 2005. In addition, we recognized a material increase in this goodwill amount upon the acquisition of Music & Arts.

Our Music & Arts business is dependent on state and local funding of primary and secondary schools.

                Our Music & Arts business derives the majority of its revenue from sales or services to music students in primary and secondary schools.  Any decrease in the state and local funding of such music programs could have a material adverse effect on our Music & Arts business and its results of operations.

We depend on key personnel including our senior management who are important to the success of our business.

                Historically, we have promoted employees from within our organization to fill senior operations, sales and store management positions.  In order to achieve our growth plans, we will depend upon our ability to retain and promote existing personnel to senior management, and we must attract and retain new personnel with the skills and expertise to manage our business. If we cannot hire, retain and promote qualified personnel, our business, results of operations, financial condition and prospects could be adversely affected.

Our retail operations are concentrated in California, which ties our financial performance to events in that state.

                As of March 31, 2005, our corporate headquarters as well as 23 of our 144 Guitar Center stores were located in California, and stores located in that state generated 22.9% and 24.3% of our retail sales for 2004 and 2003, respectively.  Although we have opened and acquired stores in other areas of the United States, a significant percentage of our net sales and results of operations will likely remain concentrated in California for the foreseeable future.  As a result, our results of operations and financial condition are heavily dependent upon general consumer trends and other general economic conditions in California and are subject to other regional risks, including earthquakes.  We do maintain earthquake insurance, but such policies carry significant deductibles and other restrictions.

Economic conditions or changing consumer preferences could also adversely impact us.

                Our business is sensitive to consumer spending patterns, which can be affected by prevailing economic conditions. A downturn in economic conditions in one or more of our markets, such as occurred after September 11, 2001, could have a material adverse effect on our results of operations, financial condition, business and prospects.  Although we attempt to stay informed of consumer preferences for musical products and accessories typically offered for sale in our stores, any sustained failure on our part to identify and respond to trends would have a material adverse effect on our results of operations, financial condition, business and prospects.

We may need to change the manner in which we conduct our business if government regulation or taxation imposes additional costs and adversely affects our financial results.

                The adoption or modification of laws or regulations, or revised interpretations of existing laws, relating to the direct response industry could adversely affect the manner in which we currently conduct our catalog and e-commerce business and the results of operations of that unit. For example, laws and enforcement practices related to the taxation of catalog, telephone and online commercial activity, including the collection of sales tax on direct response sales, remain in flux. In addition, the growth and development of the market for online commerce may lead to more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on us. Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, consumer privacy, sales-based and other taxation of e-commerce transactions and the like are interpreted and enforced. Any adverse change in any of these laws or in the enforcement, interpretation or scope of existing laws could have a material adverse effect on our results of operations, financial condition or prospects.

We face risks created by litigation, governmental proceedings, labor disputes or environmental matters.

                We are involved in a number of litigation matters in the ordinary course of our business.  Among these cases are two putative class actions brought against us for alleged violations of what is known as California’s “wage and hour” law.  The plaintiffs have alleged, among other things, that we improperly failed to document and enforce break-time and lunch-time periods for employees.  We intend to defend these matters vigorously.  Current and future litigation that our Company is involved in may result in substantial costs and expenses and significantly divert the attention of our management regardless of the outcome.  In addition, current and future litigation, governmental proceedings, labor disputes or environmental matters could lead to increased costs or interruptions of our normal business operations.

We must manage efficiently the expansion of our Direct Response business, including the musiciansfriend.com website, our systems that process orders in our Direct Response business, and our fulfillment resources in order to service our customers properly.

                Our direct response business, particularly our e-commerce business, will require significant investments to respond to anticipated growth and competitive pressures. If we fail to rapidly upgrade our website in order to accommodate increased traffic, we may lose customers, which would reduce our net sales. Furthermore, if we fail to expand the computer systems that we use to process and ship customer orders and process payments and the fulfillment facilities we use to manage and ship our inventory, we may not be able to successfully distribute customer orders. We experienced some delays of this sort in 2001 in connection with the consolidation of our fulfillment centers. As a result, we could incur excessive shipping costs due to the need to split delayed shipments, increased marketing costs in the form of special offers to affected customers or the loss of customers altogether. We may experience difficulty in improving and maintaining such systems if our employees or contractors that develop or maintain our key systems become unavailable to us.  We have experienced periodic service disruptions and interruptions, which we believe will continue to occur, while enhancing and expanding these systems.

Net sales of our e-commerce business could decrease if our online security measures fail.

                Our relationships with our e-commerce customers may be adversely affected if the security measures that we use to protect their personal information, such as credit card numbers, are ineffective.  If, as a result, we lose customers, our net sales could decrease. We rely on security and authentication technology that we license from third parties. With this technology, we perform real-time credit card authorization and verification with our bank. We cannot predict whether events or developments will result in a compromise or breach of the technology we use to protect a customer’s personal information.  Furthermore, our servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. We may need to expend significant additional capital and other resources to protect against a security breach or to alleviate problems caused by any breaches. We cannot assure that we can prevent all security breaches.

If we do not respond to rapid technological changes, our services could become obsolete and we could lose customers.

                If we face material delays in introducing new services, products and enhancements, our e-commerce customers may forego the use of our services and use those of our competitors. To remain competitive, we must continue to enhance and improve the functionality and features of our online store.  The Internet and the online commerce industry are rapidly changing. If competitors introduce new products and services embodying new technologies, or if new industry standards and practices emerge, our existing website and proprietary technology and systems may become obsolete. To develop our website and other proprietary technology entails significant technical and business risks. We may use new technologies ineffectively or we may fail to adapt our website, our transaction processing systems and our computer network to meet customer requirements or emerging industry standards. In addition, the success of e-commerce may result in greater efficiency and lower prices, which could have an adverse effect on selling prices and margins in our retail store business and in our catalog business and generally constrain profitability in the specialty retail business.

Our hardware and software systems are vital to the efficient operation of our retail stores and direct response business, and damage to these systems could harm our business.

                We rely on our computer hardware and software systems for the efficient operation of our retail stores and direct response business. Our information systems provide our management with real-time inventory, sales and cost information that is essential to the operation of our business. Due to our number of stores, geographic diversity and other factors, we would be unable to generate this information in a timely and accurate manner in the event our hardware or software systems were unavailable. These systems are vulnerable to damage or interruption from a number of factors, including:

•       earthquake, fire, flood and other natural disasters; and

•       power loss, computer systems failure, Internet and telecommunications or data network failure.

                A significant information systems failure could reduce the quality or quantity of operating data available to our management. If this information were unavailable for any extended period of time, our management would be unable to efficiently run our business, which would result in a reduction in our net sales.

                To attempt to mitigate these risks we have contracted services from third parties to provide backup systems for our Guitar Center retail stores in the event of a disaster. These services are designed to permit our “mission critical” systems to be online within 48 hours following most disasters. Our direct response business does not have redundant Internet or operating systems and would be vulnerable to catastrophic events. In the event of a disaster, our direct response business would most likely experience delays in processing and shipping orders.

Our stock price could be volatile.

                The market price of our common stock has been subject to significant fluctuations in response to our operating results and other factors, including announcements by our competitors, and those fluctuations will likely continue in the future. In addition, the stock market in recent years has experienced significant price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of particular companies. These fluctuations, as well as a shortfall in sales or earnings compared to public market analysts’ expectations, changes in analysts’ expectations, changes in analysts’ recommendations or projections, and general economic and market conditions, may adversely affect the market price of our common stock.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

GUITAR CENTER, INC.

Date: May 12, 2005	By	/s/ BRUCE ROSS
		Name:	Bruce Ross
		Title:	Executive Vice President and
Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description
99.1	Management Operating Model for 2005 as of May 12, 2005
99.2	Press Release dated May 12, 2005